As filed with the Securities and Exchange Commission on June __,
2002

                                       Registration No. 33-82675

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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                       ____________________

                 POST-EFFECTIVE AMENDMENT NO 1 TO
                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                       ____________________

             Franklin Financial Services Corporation
      (Exact name of Registrant as specified in its charter)

              Pennsylvania                  25-1440803
    (State or other jurisdiction of      (I.R.S. Employer
     incorporation or organization)   Identification Number)

    Farmers and Merchants Trust Company Profit-Sharing Plan
                       (Full title of Plan)

             Franklin Financial Services Corporation
                       20 South Main Street
              Chambersburg, Pennsylvania 17201-0819
                          (717) 264-6116
                (Address, including zip code, and
              telephone number, including area code,
           of Registrant's principal executive offices)

                         Elaine G. Meyers
                     Chief Financial Officer
             Franklin Financial Services Corporation
                       20 South Main Street
              Chambersburg, Pennsylvania 17201-0819
                          (717) 264-6116
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)



                            Copies to:

                     Clinton W. Kemp, Esquire
                       Stevens & Lee, P.C.
                          P.O. Box 1594
                      25 North Queen Street
                            Suite 602
                 Lancaster, Pennsylvania  17608-1594
                          (717) 399-6623
                      ____________________

          The Registrant hereby deregisters those shares of its common stock, $1.00 par value, registered pursuant to Registration Statement No. 33-82675 that remained unsold as of the close of business on June 13, 2002, as follows:

                                            Number of Shares
Title of Each Class        Number of   Remaining Unsold at Close
   of Securities            Shares       of Business on 6/13/02
     Registered           Registered    and Hereby Deregistered

Common Stock, $1.00 par     100,000              97,900
value

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                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment
No. 1 to Registration Statement No. 33-82675 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chambersburg, Pennsylvania, on June 13, 2002.

                              FRANKLIN FINANCIAL SERVICES
                              CORPORATION

                              By:/s/William E. Snell, Jr.
                                 William E. Snell, Jr.,
                                 President and
                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement
No. 33-82675 has been signed by the following persons in the capacities and on the dates indicated.

   Signature               Title

/s/Robert G. Zullinger      Chairman of the        June 13, 2002
Robert G. Zullinger         Board and Director

/s/William E. Snell, Jr.    President, Chief       June 13, 2002
William E. Snell, Jr.       Executive Officer
                            and Director

                            Director               June 13, 2002
Charles S. Bender, II

                            Director               June 13, 2002
G. Warren Elliott

/s/Donald A. Fry            Director               June 13, 2002
Donald A. Fry

                            Director               June 13, 2002
Dennis W. Good

/s/Allan E. Jennings, Jr.   Director               June 13, 2002
Allan E. Jennings, Jr.

/s/H. Huber McCleary        Director               June 13, 2002
H. Huber McCleary

/s/Jeryl C. Miller          Director               June 13, 2002
Jeryl C. Miller

/s/Stephen E. Patterson     Director               June 13, 2002
Stephen E. Patterson

/s/Charles H. Sioberg       Director               June 13, 2002
Charles H. Sioberg

/s/Kurt E. Suter            Director               June 13, 2002
Kurt E. Suter

/s/Martha B. Walker         Director               June 13, 2002
Martha B. Walker

/s/Elaine G. Meyers         Treasurer and Chief    June 13, 2002
Elaine G. Meyers            Financial Officer